                                  EXHIBIT 11

                           KOPPERS INDUSTRIES, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                           JUNE 30,              JUNE 30,
                                     --------------------- ---------------------
                                        1997       1996       1997       1996
                                     ---------- ---------- ---------- ----------
                                          (unaudited)           (unaudited)
PRIMARY EARNINGS PER SHARE:
Voting common stock outstanding....   5,191,892  5,273,242  5,178,007  5,296,374
Non-Voting common stock
 outstanding.......................   3,628,200  3,628,200  3,628,200  4,109,931
Common stock equivalents...........     442,679    469,315    445,992    470,941
                                     ---------- ---------- ---------- ----------
Common stock outstanding, including
 convertible securities............   9,262,771  9,370,757  9,252,199  9,877,246
  Net income to common stockholders
   (000's).........................  $    6,346 $   10,723 $    9,737 $    2,983
Primary earnings per common share..  $     0.69 $     1.14 $     1.05 $     0.30
                                     ========== ========== ========== ==========
FULLY DILUTED EARNINGS PER SHARE:
Voting common stock outstanding....   5,191,892  5,273,242  5,178,007  5,296,374
Non-Voting common stock
 outstanding.......................   3,628,200  3,628,200  3,628,200  4,109,931
Common stock equivalents...........     442,679    469,315    445,992    470,941
                                     ---------- ---------- ---------- ----------
Common stock outstanding, including
 convertible securities............   9,262,771  9,370,757  9,252,199  9,877,246
  Net income to common stockholders
   (000's).........................  $    6,346 $   10,723 $    9,737 $    2,983
Fully diluted earnings per common
 share.............................  $     0.69 $     1.14 $     1.05 $     0.30
                                     ========== ========== ========== ==========

  Common stock equivalents include stock options granted to management. Stock options awarded to management give the holder the right to purchase an equal amount of common stock at the listed exercise price and become exercisable in the amount of one-third per year over a three-year vesting period.